UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

PRINCIPIA BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38653	26-3487603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PRNB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2019, the Board of Directors (the “Board”) of Principia Biopharma Inc. (the “Company”), appointed Shawn Tomasello as a Class III director of the Company, with a term of office expiring at the 2021 annual meeting of stockholders. Concurrent with her appointment to the Board, Ms. Tomasello was also appointed to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”).  Alan Colowick, M.D., M.P.H. and Simeon George, M.D., M.B.A. will continue as the chairperson and other member of the Compensation Committee, with Dan Becker, M.D., P.h.D. transitioning from the Compensation Committee to the Audit Committee of the Board (the “Audit Committee”).

Ms. Tomasello will receive compensation as a non-employee director of the Company as follows: (a) an annual retainer of $36,500 for service as a member of the Board; (b) an annual retainer of $5,000 for service as a member of the Compensation Committee; (c) an initial stock option grant to purchase 20,475 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market (“Nasdaq”) on the trading day immediately preceding the date of grant, and which will vest in equal monthly installments over three years following the date of grant and will vest in full in the event of a change in control (as defined in the Company’s 2018 Equity Incentive Plan), provided that she is continuing to provide service on the applicable vesting date; and (d) each year an annual stock option grant to purchase 10,240 shares of the Company’s common stock, with an exercise price per share equal to the closing price of the Company’s common stock on Nasdaq on the trading day immediately preceding the date of grant, which grant will vest in equal monthly installments over a one-year period such that the option is fully vested on the date that is 12 months after the grant date, provided that she is continuing to provide service on the applicable vesting date.  Ms. Tomasello has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Tomasello and any other person pursuant to which she was selected as a director.

As reported on the Current Report on Form 8-K filed May 14, 2019, the Company previously informed the Nasdaq Stock Market LLC that as a result of John Smither’s resignation from the Board and the Audit Committee, effective May 10, 2019, the Company was rendered noncompliant with Nasdaq Listing Rule 5605(c)(2) (“Rule 5605”) which requires that the Audit Committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria. Following the appointment of Mr. Becker to the Audit Committee, as described above, the Company has returned to compliance with Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

Date: August 30, 2019	By:	/s/ Roy Hardiman
Roy Hardiman
Chief Business Officer